Annual Shareholders’ Meeting Greer Bancshares, Inc. April 27, 2006 Welcome Shareholders! Exhibit 99.1

Disclaimer
I and certain of our executive officers will now make presentations about our past performance and future plans. I must caution you that these presentations will contain certain “forward-looking statements”
concerning our future financial condition, business plans,
operations, opportunities and prospects, including factors which may affect future earnings. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. They are based on management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Additional information concerning factors that could cause actual results to materially differ from those in such forward-looking statements is contained in our Form 10-K for
2005 filed with the Securities and Exchange Commission, and in our
2005 Annual Report which you received with your Proxy Statement.

Shareholder Update
Initial Capitalization of Bank = $4,828,940
Stockholder’s Equity @ 12/31/05 =
$21,564,310
$21,564,310 - $4,828,940 = $16,735,370
346% increase in 17 years of business
$1,564,543 paid in cash dividends during
2005
$5,054,717 paid in cash dividends over
the past four years!

Shareholder Update
Market value of GRBS @ 3/31/06 =
$26.25
Current shares outstanding = 2,456,810
2,456,810 x $26.50 = $64,491,262 in
market value
$64,491,262 - $4,828,940 = 59,662,322
1,235% increase in 17 years

Chairman’s Comments
2006 Dividends
Cash dividend of 68 cents per share, paid quarterly at
17 cents per share; represents a 2.59% dividend yield
at market price of $26.25 per share
Record dates for unpaid dividends:
June 1, 2006
September 1, 2006
December 1, 2006
Payment dates:
June 15, 2006
September 15, 2006
December 15, 2006

CEO’s Comments
Financial Performance in 2005
– Return on Average Assets = 1.03%
– Return on Average Equity  = 13.71%
– Basic EPS of $1.14
Opportunities and Projects for 2006
– Execute Strategic Vision and Growth Plan for future
– Renovate North Main Street Facility
– Construct New Operations/Administration Facility
– Identify & Evaluate Additional Branch Sites
– Improve financial performance
– Serve community as exemplary corporate citizen

CEO’s Comments
2005 was a year of significant progress for
the bank.
Implemented the Strategic Growth Plan for
increasing shareholder value.
Added new leadership talent in key areas.
Improved asset quality.
Improved financial performance.
55% increase in market price of stock from
$17.50 @ 01/01/05 to $27.10 @ 12/30/05.

President’s Report
Last year we reported on our Independence
Assurance Plan
A strategic vision and plan for doubling asset
size and earnings within 5 years
A stretch goal of High Quality Asset Growth to a
level of $500 Million in assets by the end of
2009!
Achieved $69 million in asset growth in 2005,
reaching $300 million.

Earnings Goals of IAP 2005 Actual Net Income = $2,795,000 Basic Earnings per share = $1.14 Diluted EPS = $1.12 (up from $1.05 in 2004) 2009 Goals Net Income = $5,052,000 Basic EPS = $2.04

Why Grow Aggressively?
To achieve better operational “economies
of scale” & efficiency;
To offset higher costs of regulatory risk
management required by the Sarbanes-
Oxley Act (Federal Regulation);
To remain competitive and viable as a
community bank.

How Do We Succeed?
Enlarging our service area “footprint” by
executing a focused branching strategy
into areas where our name and service will
compete effectively;
Continuing to attract and retain the best
and brightest bankers to our team;
Remaining true to our core values and
philosophy as a caring, community bank.

Greer State Bank
Balance Sheet Trends
12/31/04
Assets =        $231 M
Deposits =     $150 M
Loans =         $138 M
Capital =        $ 21 M
Book Value =   $8.65
Investments = $72 M
Borrowings =   $58 M
12/31/2005
$299 M =     + 29%
$199 M =     + 33%
$198 M =     + 43%
$21.6 M =    + 2.8%
$ 8.79          + 1.6%
$68 M =       - 5.5%
$75 M =       +  29%

Income Statement Trends
12/31/04
Income =         $2.560 M
Basic EPS =        $1.05
Income/FTE =  $204 K
Fees =             $2.67 M
Loan Income = $7.71 M
Investments =  $3.44 M
Service Charges =
$1.153 M
12/31/2005
$2.795 M =   + 9.2%
$1.14 =        + 8.6%
$213 K =      + 4.4%
$3.23 M =     + 21%
$11.8 M =     + 53%
$3.47 M =     + 0%
$982K =       - 14.8%

Goals for 2006
Growth in Total Assets to $355 M
Net Income of $3.2 M;
$1.26 Basic EPS;
Renovate North Main Office;
Begin construction of new operations &
administration facility;
Continue to evaluate future branch sites;
Continue to improve on all aspects of bank’s
operations and performance.

Conclusion
We are making significant investments in the
future of the Bank.
2006 should produce improved earnings but
growth in earnings sometimes lags the growth
rate in assets.
Our ultimate goal it to continue to enhance
shareholder value and wealth!
As always, thank you for your interest and
support!

Greer Financial Services Corp. Broker/Dealer: Raymond James Financial, Inc. President’s Report – Roger C. Sims

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Financial Performance 2004 Net income $282k Clients = 1135 Assets under management = $54M 2005 $411k + 45% 1224 + 7.8% $72M + 33%

Goals for 2006 Net income of $453,000 Assets under management = $85 million

Closing Comments David M. Rogers, Chairman of the Board

Accomplishments in 2005
Excellent results for first year of the 5-year
strategic growth plan;
Successful opening of new Taylors Office;
Attracted new banking talent to key areas;
Improved asset quality and earnings;
55% increase in market value of company
stock.